UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor, Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Public Offering

On July 5, 2023, Allarity Therapeutics, Inc. (“we,” “our,” or the “Company”) agreed to sell in a public offering an aggregate of 357,223 shares of Common Stock of the Company (the “Shares”), pre-funded warrants to purchase up to 2,087,222 shares of Common Stock (the “Pre-Funded Warrants”), and common warrants to purchase up to 2,444,445 shares of Common Stock (the “Common Warrants” together with the Shares, the Pre-Funded Warrants and Common Stock issuable upon exercise of the Common Warrants and the Pre-Funded Warrants, collectively, the “Securities”), at an effective combined purchase price of $4.50 per share and related Common Warrant (the “Purchase Price”), for aggregate gross proceeds of approximately $11 million, before deducting placement agent fees and offering expenses payable by the Company (the “Offering”). The Securities were sold pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) with each purchaser identified on the signature pages thereto (each, a “Purchaser”) or pursuant to a prospectus which was part of an effective registration statement on Form S-1 filed with the Securities and Exchange Commission, as amended (the “SEC”). The purchase price of each Pre-Funded Warrant and Common Warrant is equal to the Purchase Price less the $0.001 per share exercise price of each Pre-Funded Warrant. The closing of the Offering (the “Offering Closing”) occurred on July 10, 2023. The Pre-Funded Warrants and Common Warrants are immediately separable and were issued separately in the Offering. Each Pre-Funded Warrant is exercisable for one share of Common Stock.

Subject to certain ownership limitations, the Pre-Funded Warrants and the Common Warrants (collectively the “Warrants”) are exercisable immediately from the date of issuance. The Pre-Funded Warrants have a nominal exercise price of $0.001 per share, which were pre-funded to the Company on or prior to the Initial Exercise Date (as defined in the Pre-Funded Warrants) and, consequently, no additional consideration (other than the nominal exercise price of $0.001 per share) will be required to be paid by the holder to any person to effect any exercise of the Pre-Funded Warrants, and will expire when exercised in full, subject to certain adjustments contained therein. The Common Warrants have an exercise price of $4.50 per share and expire on the five (5) year anniversary of the date of issuance. The exercise price of the Warrants is subject to certain adjustments, including stock dividends, stock splits, combinations and reclassifications of the Company’s Common Stock. In the event of a fundamental transaction, as described in the Warrants, each of the holders of the Warrants will have the right to exercise its Warrant and receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if such holder had been, immediately prior to such fundamental transaction, the holder of shares of the Company’s Common Stock issuable upon the exercise of its Warrant. Additionally, in the event of a fundamental transaction within the Company’s control, as described in the Warrants, each holder of the Warrants will have the right to require the Company to repurchase the unexercised portion of its Warrant at its fair value using a variant of the Black Scholes option pricing formula. In the event of a fundamental transaction that is not within the Company’s control, each holder of the Warrants will have the right to require the Company or a successor entity to redeem the unexercised portion of its Warrant for the same consideration paid to the holders of the Company’s Common Stock in the fundamental transaction at the unexercised Warrant’s fair value using a variant of the Black Scholes option pricing formula. The Purchase Agreement includes customary representations, warranties and covenants by the Company and the Purchasers, and the Company has agreed to provide the Purchasers with customary indemnification under the Purchase Agreement.

Concurrently with the Purchase Agreement, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“AGP”). AGP acted as the exclusive Placement Agent in connection with the Offering. As compensation, the Company agreed to pay AGP a cash fee equal to 7.0% of the aggregate gross proceeds of the Offering and up to $150,000 in aggregate for all expenses of AGP, including AGP’s legal fees. The Company also agreed to provide the Placement Agent with customary indemnification under the Purchase Agreement.

The forgoing descriptions of the Placement Agency Agreement, Pre-Funded Warrant, Common Warrants and Purchase Agreement, are qualified in their entirety by reference to the form of Placement Agency Agreement, form of Pre-Funded Warrant, form of Common Warrant and form of Purchase Agreement previously filed as Exhibits 1.1, 4.6, 4.7, and 10.50 to the Company’s registration statement on Form S-1, as amended (File No. 333-272469), and is incorporated herein by reference to this Form 8-K.

Amendment to Warrant

In connection with a public offering of our Common Stock, prefunded warrants and common stock purchase warrants, each exercisable for one share of Common Stock which closed on April 21, 2023 (“April Offering”), we agreed that for a period of 90 days from the close of the April Offering, that we would not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock or file a registration statement with the SEC to register our securities, subject to certain exceptions. The investors who acquired the securities in the April Offering pursuant to a securities purchase agreement have agreed to waive such provision and permit the Offering in exchange for (i) the repricing of the exercise price of the Common Warrant issued in the April Offering (“April 2023 Common Warrant”) to $4.50 and (ii) extending the termination date of the April 2023 Common Warrant to July 10, 2028. Concurrent with the close of the Offering, the Company entered into an Amended and Restated Common Stock Purchase Warrant to memorialize the repricing and the extension of termination date (“Amended and Restated Warrant”). The foregoing description of the Amended and Restated Warrant is qualified in its entirety by reference to the complete text of the Form of Amended and Restated Common Stock Purchase Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

As discussed above in Item 1.01, concurrent with the close of the Offering, the Company entered into Amended and Restated Common Stock Purchase Warrant to memorialize the repricing of the exercise price to $4.50 and the extension of termination date to July 10, 2028.

The information relating to the Amended and Restated Warrant in Item 1.01 is incorporated herein by reference. The foregoing description of the Amended and Restated Warrant is qualified in its entirety by reference to the complete text of the Form of Amended and Restated Common Stock Purchase Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference.

Amendment to Certificate of Incorporation

On June 6, 2023, 3i, LP and the Company entered into a separate limited waiver and amendment agreement whereby 3i, LP (“3i Waiver Agreement”) agreed to waive certain rights granted under a Series A Preferred Stock securities purchase agreement dated December 20, 2021, a Modification and Exchange Agreement dated April 20, 2023, as amended, and the securities purchase agreement related to the April Offering in exchange for, among other things, amending the conversion price of the Series A Preferred Stock to equal the public offering price of the shares of Common Stock in the Offering. Upon the consummation of the Offering, the conversion price of the Series A Preferred Stock was reduced to $4.50. The foregoing description of the Third Certificate of Amendment to Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (“Third Amendment”) is qualified in its entirety by reference to the complete text of the Third Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 3.03, in connection with entering into the 3i Waiver Agreement, upon the consummation of the Offering, we agreed to reduce the conversion price of the Series A Convertible Preferred Stock to $4.50. On July 11, 2023, we filed a Third Amendment to change the “Conversion Price” from $8.00 to $4.50.

The information set forth herein is qualified in its entirety by reference to the complete text of the Third Amendment, a copy of which is filed as Exhibit 5.1 to this Current Report and is incorporated herein by reference.

Item 8.01 Other Events

From the proceeds of the Offering, on July 10, 2023, the Company redeemed (i) 4,630 shares of Series A Convertible Preferred Stock held by 3i, LP, for $5,000,400 in cash, and (ii) a secured convertible promissory note for the principal amount of $350,000 issued to 3i, LP on June 30, 2023 (“3i Note”) for $350,886 in cash. As a result of the payment, the 3i Note was paid in full on July 10, 2023.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Third Certificate of Amendment (Series A Preferred Stock)
4.1	Form of Amended and Restated Common Stock Purchase Warrant
104	Cover Page Integrative Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem
Chief Executive Officer

Dated: July 11, 2023

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